Exhibit 99.2

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES PRICING OF

$300 MILLION OF SENIOR NOTES DUE 2023

SPRINGFIELD, Mo., June 17, 2013—O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) announced today that it has priced its previously announced offering of $300 million aggregate principal amount of 3.850% Senior Notes due 2023 (the “Notes”) at a price to the public of 3.850% of their face value. The Company anticipates that the offering will close on or around June 20, 2013, subject to customary closing conditions. The Company intends to use the net proceeds of the offering for general corporate purposes, including ordinary course working capital increases, repurchases of shares of its common stock, repayment of debt and to invest in other business opportunities, including acquisitions, and to pay related fees and expenses.

A registration statement on Form S-3, File No. 333-189374, relating to the Notes has been filed with the Securities and Exchange Commission and became effective upon filing. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as joint book running managers for the offering of the Notes. To obtain a copy of a prospectus for this offering, please contact Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll free at 1-800-294-1322 or emailing dg.prospectus_requests@baml.com or Wells Fargo Securities, LLC by calling toll-free at 1-800-326-5897 or emailing cmClientsupport@wellsfargo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a prospectus and any prospectus supplements thereto.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O’Reilly family, the Company operated 4,041 stores in 42 states as of March 31, 2013.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements concerning the offering of the Notes. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the Company’s ability to consummate the offering of the Notes as described herein, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental regulations, the Company’s increased debt levels, credit ratings on the Company’s public debt, the Company’s ability to hire and retain qualified employees, risks associated with the performance of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2012, for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	O’Reilly Automotive, Inc. Investor & Media Contact
Mark Merz (417) 829-5878

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